UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 27, 2006

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114

(Address of principal executive offices)

(Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K filed by NovaStar Financial, Inc. with the Securities and Exchange Commission on February 27, 2006 (the ‘‘Original 8-K’’) to correct the fourth-quarter ended December 31, 2005 diluted earnings per share available to common shareholders reported in Item 2.02 of the Original 8-K from $0.85 to $0.84.  No other changes are being made to the Original 8-K.

Item 2.02 – Results of Operations and Financial Condition

On February 27, 2006, NovaStar Financial Inc. announced financial results for 2005 and the fourth quarter ended December 31, 2005. Full-year 2005 net income available to common shareholders was reported as $132.5 million and diluted earnings per share available to common shareholders were $4.42. The fourth-quarter ended December 31, 2005 net income available to common shareholders was reported as $26.4 million and diluted earnings per share available to common shareholders were $0.84. The press release announcing the earnings for the fourth quarter ended December 31, 2005 is included as Exhibit 99 and is incorporated herein by reference.

References to the registrant’s website do not incorporate by reference the information on the registrant’s website into this Current Report and the registrant disclaims any such incorporation by reference.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits

99	Press Release dated February 27, 2006 “NovaStar Financial Announces 2005 and Fourth-Quarter Results and Earnings Conference Call.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: February 28, 2006	/s/ Gregory S. Metz
Gregory S. Metz

Chief Financial Officer

Exhibit Index

Exhibit

Number

99	Press Release dated February 27, 2006 “NovaStar Financial Announces 2005 and Fourth-Quarter Results and Earnings Conference Call.”